UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 9, 2017

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000 Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets.

On December 14, 2016, SN Cotulla Assets, LLC (“SNC”), a wholly-owned subsidiary of Sanchez Energy Corporation (the “Company”), completed the initial closing on its previously announced sale to Carrizo (Eagle Ford) LLC (“Carrizo Eagle Ford”) of certain oil and gas interests and associated assets located in Dimmit County, Frio County, LaSalle County, Zavala County and McMullen County, Texas (the “Cotulla Assets”) and completed a second closing on an additional portion of the Cotulla Assets on January 9, 2017.  To date, SNC has received aggregate consideration of approximately $160.6 million, which remains subject to post-closing adjustments and future closings (the “Transaction”).

The Cotulla Assets were sold pursuant to a Purchase and Sale Agreement dated October 24, 2016 (the “Purchase Agreement”) between SNC and Carrizo Eagle Ford, and, for the limited purposes set forth therein, the Company and Carrizo Oil & Gas, Inc. (“Carrizo”).  The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions and adjustments that are typical for these types of transactions.  Such representations, warranties, covenants, indemnifications and other provisions were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them.  Accordingly, the Purchase Agreement should not be relied upon as constituting a description of the actual state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

This summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.

Item 9.01Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma combined balance sheet of the Company as of September 30, 2016 and the unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2015 and for the nine months ended September 30, 2016 and 2015, each of which give effect to the Transaction, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 9.01 by reference.

(d) Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit

2.1

Purchase and Sale Agreement by and between SN Cotulla Assets, LLC and Carrizo (Eagle Ford) LLC, and joined for the limited purposes set forth therein, Sanchez Energy Corporation and Carrizo Oil & Gas, Inc. dated October 24, 2016*

99.1

The unaudited pro forma combined balance sheet of the Company as of September 30, 2016 and the unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2015 and for the nine months ended September 30, 2016 and 2015, each of which give effect to the Transaction.

* Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: January 13, 2017	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1

Purchase and Sale Agreement by and between SN Cotulla Assets, LLC and Carrizo (Eagle Ford) LLC, and joined for the limited purposes set forth therein, Sanchez Energy Corporation and Carrizo Oil & Gas, Inc. dated October 24, 2016*

99.1

The unaudited pro forma combined balance sheet of the Company as of September 30, 2016 and the unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2015 and for the nine months ended September 30, 2016 and 2015, each of which give effect to the Transaction.

* Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Purchase Agreement. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.